Exhibit-23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No-2 to the Registration Statement on Form S-1 (No. 333-148304) of Shiner International, Inc of our report dated March 7, 2008 relating to the financial statements, which appears in this Form 10-K.

Goldman Parks Kurland Mohidin LLP
Encino, California
March 27, 2008